UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2008
F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
As previously announced, Gary J. Roberts, President and Chief Executive Officer of First National Bank of Pennsylvania (FNBPA), the banking subsidiary of F.N.B. Corporation (the Corporation), retired effective June 30, 2008. In connection with his retirement, Mr. Roberts, FNBPA and the Corporation have entered into a Retirement Agreement executed on June 30, 2008. Under the terms of the Retirement Agreement, Mr. Roberts will receive the following benefits made available to executives under the Corporation’s various benefit plans:
Mr. Roberts will receive health insurance coverage under the Corporation’s group health plan until December 31, 2009;
Mr. Roberts will receive salary continuation until December 31, 2009;
Mr. Roberts will receive a payment equal to $91,884 in lieu of an annual bonus; and
Mr. Roberts will be treated under the Basic Retirement Plan as if he continued in active employment with the Corporation through December 31, 2009 at his current base salary and as if he had received an annual bonus of $91,884 in 2008 and 2009.
The terms of the Retirement Agreement further provide for a general release and other customary provisions. The Compensation Committee of the Corporation’s Board of Directors has approved the terms of the Retirement Agreement. A copy of the Retirement Agreement between Mr. Roberts, FNBPA and the Corporation is attached as Exhibit 10.1 and is incorporated by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Exhibits:

10.1	Retirement Agreement dated June 30, 2008 between F.N.B. Corporation, First National Bank of Pennsylvania and Gary J. Roberts.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)

By:	/s/Brian F. Lilly

Name:	Brian F. Lilly
Title:	Chief Financial Officer (Principal Financial Officer)
Dated: July 3, 2008